Exhibit 99.1

WebEx to Acquire Intranets.com

On-Demand Collaboration Leaders Combine; Will Offer Complete Real-Time and Asynchronous Web Collaboration Solutions

SANTA CLARA, Calif., August 1, 2005―WebEx Communications Inc., (Nasdaq: WEBX), the leading provider of collaborative web meeting applications, today announced that it has entered into a definitive agreement to acquire privately held Intranets.com of Burlington, Massachusetts. With more than 300,000 paying subscribers and 10,000 corporate sites, Intranets.com is the leading provider of asynchronous collaboration applications for small and medium-size businesses. The acquisition will enable WebEx to offer companies of all sizes a comprehensive, cost-effective, on-demand web collaboration suite that includes both real-time and asynchronous capabilities.

Intranets.com provides an on-demand suite of asynchronous collaboration tools for team collaboration, project management and partner coordination. The integrated suite includes secure document sharing, group scheduling, task management, database applications, discussion forums and contact directories. Traditionally, these sophisticated capabilities were only available from enterprise software providers and required significant IT budgets and resources to deploy and operate. With its powerful on-demand suite, Intranets.com has made these productivity tools available to small and medium businesses for a fraction of the total cost of a software-based implementation.

Under the terms of the agreement, WebEx will pay approximately $45 million in cash, subject to certain adjustments, for Intranets.com which will become a wholly owned subsidiary. The acquisition has been unanimously approved by the board of directors of each company. The acquisition, which is expected to close in the third quarter of 2005, is subject to customary closing conditions.

“This acquisition secures our position at the nexus of two fast-growing market segments: web collaboration and on-demand applications,” said Subrah Iyar, CEO of WebEx. “Companies of all sizes are realizing the cost and productivity benefits of on-demand solutions. WebEx is uniquely positioned to provide a new generation of web collaboration solutions that are affordable, easy-to-use and can be deployed immediately.”

Intranets.com has had 49 consecutive months of growth. Last year, Intranets.com was named to the Inc. 500 list of the fastest growing private companies and its collaboration suite was recognized by PC Magazine as an “Editor’s Choice” winner.

“This is an excellent opportunity for both WebEx and Intranets.com,” said Rick Faulk, CEO of Intranets.com. “With this acquisition, WebEx will now offer market-leading solutions for both real-time and asynchronous web collaboration.”

According to research firm IDC, on-demand software revenues exceeded $1.4 billion in 2004. An April 2005 survey conducted by the research firm found that nearly 79 percent of IT professionals have purchased or are currently reviewing on-demand software. IDC believes that the key driver for software-as-a-service is transitioning from cost savings to productivity enhancement as on-demand applications increase specialization, functionality and integration.

Guidance
The following contains forward-looking guidance regarding WebEx's financial outlook. The following statements are based on current expectations.

Assuming closing of the acquisition, WebEx is raising its revenue guidance for 2005 by $3 million to $5 million. The new revenue guidance for 2005 is a range of $303 million to $315 million. The acquisition, when closed, is expected to be dilutive to WebEx EPS by $0.02 to $0.03 in third quarter of 2005 and $0.04 to $0.06 for the full 2005 year. The revised EPS guidance for the third quarter will be $0.25 to $0.28 and for the full 2005 year will be $1.08 to $1.16. In 2006, the transaction is expected to be neutral to slightly accretive to WebEx EPS. The actual EPS guidance is subject to completion of an independent appraisal of the assets acquired and related purchase accounting adjustments later this quarter.

Conference call
The management teams of both companies will host a WebEx online meeting today at 5:30 p.m. EDT to discuss the acquisition. Interested parties may participate in the live WebEx online meeting in one of two ways:

•	To join the WebEx online meeting and listen to the audio via the computer (WebEx VoIP), please go to http://www.webex.com/go/august1voip

•	To join the WebEx online meeting and listen to the audio via the telephone, please go to http://www.webex.com/go/august1tele and call (617) 614-2716 and enter passcode 48468024.

For those unable to participate in the live WebEx meeting, a replay will be available after the conclusion of the meeting. To replay the recorded WebEx meeting, go to http://www.webex.com/go/august1replay or to replay the audio only, call (617) 801-6888 and enter passcode 14207464.

About Intranets.com
Intranets.com is the leading provider of on-demand collaboration applications for small businesses, and departments and groups inside large organizations. The company provides its secure, web-based collaboration suite that allows users to share documents, calendars, database applications and task lists. Intranets.com is led by an experienced team of software industry professionals committed to providing a secure, easy-to-deploy intranet solution supported by world-class customer service. For more information please visit http://www.Intranets.com.com or call toll free 888-932-2600.

About WebEx Communications
WebEx Communications, Inc. is the world's leading provider of collaborative web meeting applications and services. WebEx applications are used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx delivers its suite of web meeting applications over the WebEx MediaTone Network, a global network specifically designed for secure, real-time web communications. WebEx Communications is based in Santa Clara, California and has regional headquarters in Europe, Asia and Australia. Please call toll free 877-509-3239 or visit http://www.webex.com for more information.

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This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the third quarter of 2005 and fiscal year 2005 on anticipated revenues and earnings per share and statements related to the impact of the acquisition on earnings per share in 2005 and 2006. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of the acquisition to close as scheduled or at all, delay or unexpected costs in combining the two companies, the failure of WebEx or Intranets.com to meet financial expectations, a decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx's services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-Q filed on May 10, 2005. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.

MediaTone is a trademark of WebEx Communications, Inc